Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
NexMed, Inc.:

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-148060, 333-107137, 333-122114, 333-117717, 333-125565 and 333-140110) of our report dated March 10, 2008, with respect to the consolidated financial statements, schedule, and the effectiveness of internal control over financial reporting of NexMed, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ Amper, Politziner & Mattia, P.C.

Date: March 10, 2008
Edison, New Jersey